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                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45904) of The Kroger Co. of our report dated June 25, 2002 relating to the financial statements of The Kroger Co. Savings Plan, which appears in the Form 11-K filed as an exhibit to this Form 10-K/A.

We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89977) of The Kroger Co. of our report dated June 26, 2002 relating to the financial statements of The Kroger Co. Savings Plan for Bargaining Unit Associates, which appears in the Form 11-K filed as an exhibit to this Form 10-K/A.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Cincinnati, Ohio
June 26, 2002